Exhibit 99.4

CONSENT OF RBC CAPITAL MARKETS, LLC

The Board of Directors

Carrizo Oil & Gas, Inc.

500 Dallas Street, Suite 2300

Houston, Texas 77002

The Board of Directors:

We understand that Carrizo Oil & Gas, Inc. (the “Company”) has determined to include our opinion letter (the “Opinion”), dated November 13, 2019 to the Board of Directors of the Company in the supplement to the joint proxy statement/prospectus which forms a part of the Registration Statement (File No. 333-233366) on Form S-4 (as amended, the “Registration Statement”) of Callon Petroleum Company (“Callon”), such supplement included in the Current Report on Form 8-K of Callon filed on November 18, 2019.

In connection therewith, we hereby consent to the inclusion of our Opinion as Annex C thereto, and references thereto under the headings “Update to Risk Factors”; “Update to the Merger—Background of the Transaction”; “Update to the Merger—Recommendation of the Carrizo Board and Reasons for the Merger”; “Update to the Merger—Certain Carrizo Unaudited Prospective Financial and Operating Information”; and “Update to the Merger—Opinions of Carrizo’s Financial Advisors—Opinion of RBC Capital Markets, LLC” solely for purposes of incorporation by reference into the joint proxy statement/prospectus which forms a part of the Registration Statement. In addition, this consent is provided solely for purposes of incorporation by reference into the Registration Statement as an exhibit thereto. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

November 18, 2019